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                                                                    EXHIBIT 2.10

                  CONTRIBUTION AND ASSUMPTION AGREEMENT, dated as of November 24, 2003, by and between Instinet Group Incorporated, a Delaware corporation ("IGI"), and Instinet Group, LLC, a Delaware limited liability company ("IGLLC").

                  WHEREAS, IGI and certain other direct and indirect subsidiaries of IGI are engaging in an internal restructuring (the "Restructuring") pursuant to resolutions of the Board of Directors of IGI dated October 7, 2003;

                  WHEREAS, IGLLC is a wholly-owned subsidiary of IGI;

                  WHEREAS, as part of the Restructuring, IGI desires to contribute to IGLLC as a contribution to capital, and IGLLC desires to acquire from IGI, the assets listed on Schedule 1 hereto (the "Transferred Assets");

                  WHEREAS, in connection with the acquisition of the Transferred Assets, ICorp also desires to transfer to IGLLC, and IGLLC desires to accept, the employment of the employees listed on Schedule 2 (the "Transferred Employees") to IGLLC;

                  NOW, THEREFORE, in consideration of the foregoing and the respective premises, mutual covenants and agreements of IGI and IGLLC, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, IGI and IGLLC agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  1.1. Definitions. For the purpose of this Agreement the following terms shall have the following meanings:

                  "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Authority or any arbitration or mediation tribunal.

                  "Agreement" means this Contribution and Assumption Agreement, including all of the Schedules hereto.

                  "Assumed Liabilities" has the meaning set forth in Section
2.3.

                  "Authority" means any governmental, judicial, legislative, executive, administrative, or regulatory authority of the United States, or of any state, local or foreign government, or any government of any possession or territory of the United States, or any subdivision, agency, commission, office or authority of any of the foregoing, or any Self-Regulatory Organization.

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                  "Consents" means any consents, waivers, approvals or
authorizations from, or notification requirements to, any third parties or any Authority or any reports or other filings to be made to, or registrations or permits or authorizations to be obtained from, any Authority.

                  "Effective Time" means 1:25 AM EST, December 1, 2003.

                  "IGI" has the meaning set forth in the preamble.

                  "IGLLC" has the meaning set forth in the preamble.

                  "Indemnified Party" has the meaning set forth in Section
4.4(a).

                  "Indemnifying Party" has the meaning set forth in Section 4.4(a).

                  "Instinet" has the meaning set forth in the recitals.

                  "Liabilities" means any and all losses, claims, charges, debts, demands, Actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, indemnities, and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

                  "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Authority.

                  "Restructuring" has the meaning set forth in the recitals.

                  "Self Regulatory Organization" has the meaning set forth in section 3(a)(26) of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

                  "Transferred Assets" has the meaning set forth in the recitals.

                  "Transferred Employees" has the meaning set forth in the recitals.

                  1.2. Interpretation. In this Agreement and in the Schedules hereto:

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                  (a)      unless otherwise specified, references to Articles,
Sections, clauses and Schedules are references to Articles, Sections and clauses of, and Schedules to, this Agreement;

                  (b) the headings in this Agreement are for reference only and shall not control or affect the meaning or construction of any of the provisions hereof;

                  (c) references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein; and

                  (d) references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

                                   ARTICLE II

                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

                  2.1. Transfer of Assets and Assumption of Liabilities. Subject to the receipt of all Consents, approvals or authorizations of any Authority, or any other Person, necessary to consummate the transactions contemplated herein, upon the terms and subject to the conditions set forth in this Agreement, as of the Effective Time, (a) IGI shall hereby contribute, assign, transfer, convey and deliver to IGLLC on an as-is, where-is basis, and IGLLC shall hereby accept from IGI, all of IGI's right, title and interest in and to the Transferred Assets and (b) IGLLC shall hereby assume and agree faithfully to perform and fulfill all the Assumed Liabilities in accordance with their respective terms.

                  2.2 Transfer of Employees. As of the Effective Time, IGI shall hereby transfer to IGLLC, and IGLLC shall hereby accept, the employment of the Transferred Employees. For the avoidance of doubt, the transfer of employment of the Transferred Employees shall not constitute a termination of employment for purposes of any compensation or benefit plan, program, policy, agreement or other arrangement and, after the Effective Time, subject to the terms of any agreement between any Transferred Employee, on the one hand, and IGLLC and its affiliates, on the other hand, the employment of any such Transferred Employees shall be at-will and terminable at any time for any or no reason whatsoever.

                  2.3. Assumed Liabilities. "Assumed Liabilities" shall mean all of the Liabilities relating to or arising out of the Transferred Assets and Transferred Employees, and business activity related to such Transferred Assets and Transferred Employees, from and after the Effective Time.

                                   ARTICLE III

                                    COVENANTS

                  3.1. Documents Relating to Transfers of Assets and Assumption of Liabilities. In furtherance of the contribution, assignment, transfer and conveyance of the Transferred Assets,

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the transfer of employment of the Transferred Employees and the assumption of the Assumed Liabilities as set forth in Sections 2.1 and 2.2, as of the Effective Time, (a) IGI shall execute and deliver such bills of sale, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the contribution, transfer, conveyance and assignment of all of IGI's right, title and interest in and to the Transferred Assets to IGLLC and the transfer of employment of the Transferred Employees, and (b) IGLLC shall execute and deliver to IGI such bills of sale, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective contribution, transfer, conveyance and assignment of the Transferred Assets and the transfer of employment of the Transferred Employees to, and assumption of the Assumed Liabilities by, IGLLC.

                  3.2. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each party shall use its reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

                  (b) Without limiting the foregoing, on and after the date hereof, each party shall cooperate with the other party, and without any further consideration, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with any Authority, and to obtain all Consents under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such party may reasonably be requested by the other party from time to time, consistent with the terms of this Agreement in order to effectuate the provisions and purposes of this Agreement and the transfer of the Transferred Assets, the transfer of employment of the Transferred Employees, and the assignment and assumption of the Assumed Liabilities and the other transactions contemplated hereby. Without limiting the foregoing, each party will, at the reasonable request of the other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title to the Transferred Assets if and to the extent it is practicable to do so.

                  3.3. Delayed Transfers. To the extent that any Transferred Asset or Assumed Liability that would otherwise be assigned to, or assumed by, IGLLC at the Effective Time pursuant to Section 2.1 is not capable of being assigned or assumed without obtaining a Consent, which Consent has not been received on or prior to the Effective Time, any such Transferred Asset or Assumed Liability will be assigned or assumed on the date the requisite Consent is received and until such time, IGI shall be deemed to have assigned to IGLLC hereby the economic benefit received by IGI from and after the Effective Time with respect to the applicable rights and/or interests under such Transferred Assets and shall hold such Transferred Asset in trust for IGLLC, and IGLLC shall have been deemed to have assumed the economic detriment incurred by IGI from and after the Effective Time with respect to the Assumed Liabilities, except to the extent that any such deemed transfer or assumption itself requires a Consent, which Consent has not been received on or prior to the Effective Time; provided that in the event such Consent is not received prior to the first anniversary of this Agreement, such Transferred Asset or Assumed Liability shall not be assigned or assumed by IGLLC pursuant to

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the terms of this Agreement and shall be deemed not to be a Transferred Asset or an Assumed Liability.

                                   ARTICLE IV

                                 INDEMNIFICATION

                  4.1. Indemnification By IGLLC. IGLLC shall indemnify, defend and hold harmless IGI and its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Liabilities relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of IGLLC or any other Person to pay, perform or otherwise promptly discharge any Assumed Liability in accordance with its terms, whether prior to or after the date hereof; and

                  (b) the breach of any representation, warranty, covenant or agreement by IGLLC contained in this Agreement.

                  4.2. Indemnification By IGI. IGI shall indemnify, defend and hold harmless IGLLC and its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Liabilities relating to, arising out of or resulting from the breach of any representation, warranty, covenant or agreement by IGI contained in this Agreement.

                  4.3. Consequential Damages. Except as provided in the following sentence, in no event shall any indemnity pursuant to Section 4.1 or
Section 4.2 include any incidental, consequential, indirect, special or punitive damages. However, any indemnity pursuant to Section 4.1 or Section 4.2 shall include any such incidental, consequential, indirect, special or punitive damages recovered by any third party pursuant to a claim against an Indemnified Party.

                  4.4. Defense of Claims. All rights of a party to indemnification under this Article IV shall be asserted and resolved as follows:

                  (a) Promptly after receipt by a party entitled to indemnification under Section 4.1 or Section 4.2 (an "Indemnified Party") of notice of any pending or threatened claim, such Indemnified Party shall give notice to the party to whom the Indemnified Party is entitled to look for indemnification (the "Indemnifying Party") of the commencement thereof; provided that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to the Indemnified Party hereunder, except to the extent that the Indemnifying Party demonstrates that it is actually prejudiced thereby.

                  (b) In case any claim shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, except as provided below, the Indemnifying Party shall not be liable to such Indemnified Party under

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this Article IV for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable out-of-pocket costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of a claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present, in the advice of counsel, such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such claim include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded, upon the advice of counsel, that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such claim on the Indemnified Party's behalf), (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such claim, or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If an Indemnifying Party assumes the defense of a claim, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's written consent unless (i) there is no finding or admission of any violation of law and no effect or any other claims that may be made against the Indemnified Party and (ii) the relief provided shall be paid in full or otherwise satisfied by the Indemnifying Party.

                  (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim being asserted by a third party, the Indemnified Party shall as promptly as is practical notify the Indemnifying Party of such claim, describing such claim, the amount thereof (if known) and the method of computation of the amount of the claim, all with reasonable particularity. The failure to give any such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure results in actual prejudice to the Indemnifying Party. Upon the giving of such written notice as aforesaid, the Indemnified Party shall have the right to commence legal proceedings for the enforcement of its rights under Section 4.1 or Section 4.2.

                  4.5. Survival of Indemnities. The rights and obligations of each party under this Article IV shall survive the closing of the transactions contemplated hereby and the sale or other transfer by any party of any assets or businesses or the assignment by it of any Liabilities.

                                   ARTICLE V

                                 MISCELLANEOUS

                  5.1. Counterparts; Entire Agreement; Corporate Power.

                  (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

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                  (b)      This Agreement and the Schedules hereto contain the
entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings with respect to such subject matter.

                  (c) Each of IGI and IGLLC represents on behalf of itself to the other as follows:

                           (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

                           (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  5.2. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, irrespective of the choice of laws principles of the State of New York.

                  5.3. Submission to Jurisdiction. Each party hereby irrevocably agrees that any legal action or proceeding against it arising out of this Agreement or the transactions contemplated hereby shall be brought only in the State of New York in and for the County of New York or the U.S. District Court for the Southern District of New York.

                  5.4. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

                  5.5. No Third Party Beneficiaries. Except as provided in
Article IV, there are no third party beneficiaries of this Agreement and the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder.

                  5.6. Notices. Any and all notices or other communications permitted or required to be delivered or given under this Agreement shall be in writing and signed by the party giving such notice or other communication and shall be sent by telecopy or similar means of simultaneous transmission and receipt or shall be delivered personally, or sent by registered or certified mail, postage prepaid and addressed as follows:

         If to IGI, to:             Instinet Group Incorporated
                                    3 Times Square
                                    New York, NY 10036
                                    Attn: Paul Merolla, Esq.
                                    Fax: (646) 233-9017

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         If to IGLLC, to:           Instinet Group, LLC
                                    c/o Instinet Group Incorporated
                                    3 Times Square
                                    New York, NY 10036
                                    Attn: Paul Merolla, Esq.
                                    Fax: (646) 233-9017

In the case of personal delivery, the date of personal delivery or, in the case of telecopy or similar means of simultaneous transmission and receipt, the date of transmission or, in the case of mailing, the date of receipt, as the case may be, shall be the date of the delivery or giving of such notice. Any party may, by notice to the other party, change the address to which such notices are to be given.

                  5.7. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

                  5.8. Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

                  5.9. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                      INSTINET GROUP INCORPORATED

                                      By: /s/ John Fay
                                          --------------------------------------
                                          Name: John Fay
                                          Title: Chief Financial Officer

                                      INSTINET GROUP, LLC

                                      By: /s/ Alex Goor
                                          --------------------------------------
                                          Name: Alex Goor
                                          Title: Executive Vice President

            [Signature Page to Contribution and Assumption Agreement]

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                                   SCHEDULE 1

SCHEDULE 1(a)(vi)  FIXED ASSETS FROM IGI TO IGLLC

SCHEDULE 1(b)-OTHER ASSETS TRANSFERRED FROM IGI TO IGLLC

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                                   SCHEDULE 2

Employees transferred from IGI to IGLLC

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